EXHIBIT 23

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS











As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 21, 1997 included in Southern Community
Bancshares, Inc.'s Form 10-KSB for the year ended September 30, 1997 and to all references to our Firm included in this registration statement.




/s/ Arthur Andersen LLP


Birmingham, Alabama
December 29, 1997